UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2005

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168
(Commission File Number)	(IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On January 6, 2005, Carlos M. Cardoso was appointed Executive Vice President and Chief Operating Officer of Kennametal Inc. (the “Company”). Mr. Cardoso, 46, had previously been a Vice President of the Company and President of the Company’s Metalworking Solutions and Services Group since April 2003. From August 2001 to March 2003, Mr. Cardoso was President, Pump Division, of Flowserve Corporation (a manufacturer of flow management products and services). From March 1999 to August 2001, Mr. Cardoso was Vice President and General Manager, Engine Systems and Accessories, of Honeywell International, Inc. (formerly Allied Signal, Inc., a diversified technology and manufacturing company).

Mr. Cardoso entered into an employment agreement with the Company dated April 29, 2003, which was amended December 17, 2003. His employment agreement is substantially similar to the form of agreement entered into by all executive officers of the Company and the material terms of which are incorporated herein by reference from the Company’s 2004 Proxy Statement under the section titled “Employment Agreements and Termination of Employment and Change-in-Control Arrangements.”

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Kennametal Inc. Press Release, dated January 6, 2005

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: January 6, 2005	By:	/s/ David W. Greenfield David W. Greenfield Vice President, Secretary and General Counsel

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